Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-141792) of Eastern Insurance Holdings, Inc. of our reports dated March 24, 2006, relating to the 2005 consolidated financial statements and consolidated financial statement schedules of Eastern Insurance Holdings, Inc. (formerly Educators Mutual Life Insurance Company), which appear in this Annual Report (Form 10-K) of Eastern Insurance Holdings, Inc. for the year ended December 31, 2007.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Harrisburg, Pennsylvania

March 14, 2008